UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2009

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1801 Avenue of the Stars, Suite 435, Los Angeles, California		90067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-4570

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2009, we entered into an Amendment No. 1 to the Subscription and Purchase Agreement dated as of July 8, 2008, by and between Clearant, Inc. ("Clearant") and CPI Investments, Inc. A copy of the agreement was filed as Exhibit 1.01 to our current report on Form 8-K filed on July 11, 2008. The amendment extends the closing dates for the third and fourth tranches of financing under Sections 2.2(c) and (d) of the agreement, and gives us the option to extend the initial maturity date of each promissory note issued under the agreement by six months to January 8, 2012. A copy of the amendment is attached as Exhibit 10.1 and incorporated herein by reference.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 1 to Subscription and Purchase Agreement, dated February 20, 2009.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

February 25, 2009	By:	/s/ Jon Garfield

Name: Jon Garfield
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No.1 to Subscription and Purchase Agreement, dated February 20, 2009